Exhibit 99.1

Contacts:                                             Pamela S. Hendry, Senior Vice President & Treasurer

ILFC Investor contact

310-788-1999

Paul Thibeau

ILFC Media Relations contact

310-788-1999

pthibeau@ilfc.com

ILFC ANNOUNCES OFFERING OF SENIOR NOTES AND TENDER OFFERS FOR OUTSTANDING DEBT

Los Angeles, CA, May 19, 2011 — International Lease Finance Corporation (“ILFC”), a wholly-owned subsidiary of American International Group, Inc. (NYSE: AIG) (“AIG”), announced today that it intends to offer, subject to market and other conditions, a benchmark offering of its unsecured senior notes, to be issued in two separate series, maturing in 2016 and 2019 (the “Senior Notes”).  ILFC plans to use a portion of the net proceeds from the sale of the Senior Notes to purchase existing outstanding notes validly tendered and accepted in the tender offers discussed below, and to use any remaining proceeds for general corporate purposes, including the repayment of existing indebtedness.  The Senior Notes are being offered pursuant to an effective automatic shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.  The offering of the Senior Notes may be made only by means of the prospectus supplement and related prospectus for the proposed offering. You may obtain a copy of the prospectus supplement and related prospectus for free, when available, by visiting EDGAR on the SEC website at www.sec.gov.

ILFC also announced that it is commencing cash tender offers to purchase certain of its existing outstanding notes (“Notes”) as described below.  The tender offers consist of the following separate offers:

•                  The Any and All Tender Offer consists of a cash tender offer to purchase any and all of the outstanding Notes listed under the heading “Any and All Tender Offer” in the table below (the “Any and All Notes”).

•                  The Maximum Tender Offers consist of ten separate cash tender offers to purchase an aggregate amount of Notes listed under the heading “Maximum Tender Offers” in the table below (the “Maximum Tender Notes”), such that the aggregate consideration and accrued and unpaid interest due with respect to validly tendered and accepted Maximum Tender Notes is equal to $750.0 million less the aggregate consideration and accrued and unpaid interest due with respect to the Any and All Notes validly tendered and accepted in the Any and All Tender Offer; provided that with respect to the Maximum Tender Notes maturing in 2013, such amount will be limited so that the aggregate principal amount of such Notes that are accepted and purchased will not exceed $500.0 million (the “Maximum Tender Amount”).

Title of Security	CUSIP and ISIN Numbers	Aggregate Principal Amount Outstanding(1)	Tender Offer Consideration(2)	Early Tender Payment(3)	Total Consideration (2),(4)	Acceptance Priority Level
Any and All Tender Offer
4.750% Medium-Term Notes, Series Q, due January 13, 2012	459745FN0 and US459745FN06	$500,000,000	$995.00	$30.00	$1,025.00	N/A
Maximum Tender Offers
5.400% Medium-Term Notes, Series R, due February 15, 2012	45974VA99 and US45974VA991	$750,000,000	$1,000.00	$30.00	$1,030.00	1
5.350% Medium-Term Notes, Series R, due March 1, 2012	45974VB23 and US45974VB239	$600,000,000	$1,000.00	$30.00	$1,030.00	2
5.300% Medium-Term Notes, Series R, due May 1, 2012	45974VB31 and US45974VB312	$850,000,000	$1,006.25	$30.00	$1,036.25	3
5.550% Medium-Term Notes, Series R, due September 5, 2012	45974VA73 and US45974VA736	$300,000,000	$1,012.50	$30.00	$1,042.50	4
5.000% Medium-Term Notes, Series Q, due September 15, 2012	459745FR1 and US459745FR10	$300,000,000	$1,005.00	$30.00	$1,035.00	5
5.250% Medium-Term Notes, Series Q, due January 10, 2013	45974VZX9 and US45974VZX99	$300,000,000	$1,007.50	$30.00	$1,037.50	6

Title of Security	CUSIP and ISIN Numbers	Aggregate Principal Amount Outstanding(1)	Tender Offer Consideration(2)	Early Tender Payment(3)	Total Consideration (2),(4)	Acceptance Priority Level
6.375% Medium-Term Notes, Series R, due March 25, 2013	45974VB72 and US45974VB726	$1,000,000,000	$1,030.00	$30.00	$1,060.00	7
5.875% Medium-Term Notes, Series O, due May 1, 2013	459745FG5 and US459745FG54	$600,000,000	$1,018.75	$30.00	$1,048.75	8
5.625% Medium-Term Notes, Series R, due September 20, 2013	45974VA81 and US45974VA819	$850,000,000	$1,011.25	$30.00	$1,041.25	9
6.625% Medium-Term Notes, Series R, due November 15, 2013	45974VB80 and US45974VB809	$750,000,000	$1,032.50	$30.00	$1,062.50	10

(1)          As of May 19, 2011.

(2)          For each $1,000 principal amount of Notes (excludes accrued but unpaid interest thereon, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable).

(3)          For each $1,000 principal amount of Notes tendered prior to the Early Tender Date.

(4)          Includes the Tender Offer Consideration and the Early Tender Payment.

The tenders offers are scheduled to expire at 11:59 p.m., New York City time, on June 16, 2011, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”).  Holders of Notes must validly tender and not validly withdraw their Notes by 5:00 p.m. New York City time, on June 2, 2011, unless extended (such time and date, as the same may be extended, the “Early Tender Date”), to be eligible to receive the applicable Total Consideration, which includes the Early Tender Payment of $30 per $1,000 principal amount of any Notes accepted for purchase.  Holders of Notes who validly tender their Notes after the Early Tender Date and by the Expiration Date will only be eligible to receive the applicable Tender Offer Consideration, without the Early Tender Payment.  Tendered Notes may be withdrawn at any time at or prior to, but not after, 5:00 p.m. New York City time, on June 2, 2011 (such date and date, as the same may be extended with respect to an offer, the “Withdrawal Deadline”).  Notes tendered subsequent to the Withdrawal Deadline may not be withdrawn, except in the limited circumstances where required by law.

Payment to holders of the Any and All Notes eligible to receive the applicable Total Consideration is expected to occur on or about June 3, 2011, assuming the Early Tender Date is not extended (the “Any and All Payment Date”).  Payment to holders of Any and All Notes eligible to receive the applicable Tender Offer Consideration, without the Early Tender Payment, and holders of Maximum Tender Notes who will receive the Total Consideration or Tender Offer Consideration, as applicable, is expected to occur on or about June 17, 2011, assuming the Expiration Date is not extended (the “Final Payment Date”).  Payment for Notes purchased will include accrued and unpaid interest up to, but not including, the Any and All Payment Date or the Final Payment Date, as applicable.

The amount of each maturity of Maximum Tender Notes that is purchased in the Maximum Tender Offers will be determined in accordance with the Maximum Tender Amount and the priorities identified in the column “Acceptance Priority Level” as set forth in the table above.  All Maximum Tender Notes validly tendered and not validly withdrawn in the Maximum Tender Offers having a higher Acceptance Priority Level (where level 1 is the highest) will be accepted before any tendered Maximum Tender Notes having a lower Acceptance Priority level. Maximum Tender Notes of the maturity in the last Acceptance Priority Level accepted for purchase in accordance with the terms and conditions of the Maximum Tender Offers may be subject to proration (rounded to the nearest integral multiple of $1,000), so that ILFC will only accept for purchase Maximum Tender Notes that will not require payments that exceed the Maximum Tender Amount.  As a result, assuming any Any and All Notes are accepted, all validly tendered and not withdrawn Any and All Notes will be accepted for purchase before any tendered Maximum Tendered Notes are accepted.

The consummation of the tender offers is conditioned upon, among other conditions, the issuance of an aggregate principal amount of Senior Notes, with terms (including economic terms) acceptable to ILFC in its sole discretion, to permit the closing of the tender offers and related transactions, and the availability of proceeds from the issuance of the Senior Notes necessary to pay the applicable Total Consideration, and interest to the Any and All Payment Date or Final Payment Date, as the case may be, for validly tendered Notes (including any applicable premiums and fees and expenses).  If any of the conditions to the tender offers is not satisfied, ILFC may terminate the tender offers and return tendered Notes.  ILFC has the right to waive any of the conditions with respect to the tender offers.  In addition, ILFC has the right, in its sole discretion, to terminate the tender offers at any time, subject to applicable law.

The proposed offering of the Senior Notes is not conditioned upon the consummation of the tender offers.  To the extent not consummated, ILFC will use the net proceeds from the sale of the Senior Notes for general corporate purposes, including the repayment of existing indebtedness.

The complete terms and conditions of the tender offers are set forth in an Offer to Purchase dated May 19, 2011, and the related Letter of Transmittal (the “Tender Offer Documents”) that are being sent to holders of the Notes.  The tender offers are being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

Barclays Capital Inc. and J.P. Morgan Securities LLC will act as Dealer Managers for the tender offers.  Questions regarding the tender offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or at (212) 528-7581 (collect) and to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or at (212) 834-4811 (collect).

D.F. King & Co., Inc. will act as the Depositary and Information Agent for the tender offers.  Requests for the Tender Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (800) 949-2583 (for all others).

None of ILFC, its board of directors, the Dealer Managers, the trustees under the indentures governing the Notes, the Depositary, the Information Agent, or any of their respective affiliates makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation.  Each holder of Notes must make his, her or its own decisions as to whether to tender his, her or its Notes, and, if a Holder determines to tender, as to how many Notes of each maturity to tender.  Holders of the Notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes, the Notes subject to the tender offers or any other securities, nor shall there be any offer, solicitation or sale of such securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed offering of the Senior Notes, the anticipated use of proceeds from the offering of the Senior Notes, and the expected payment dates for the Notes in the tender offers. These forward-looking statements reflect ILFC’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Except for ILFC’s ongoing obligation to disclose material information as required by federal securities laws, it does not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

About ILFC

ILFC is the international market leader in the leasing and remarketing of commercial jet aircraft to airlines around the world.  The people of ILFC have a strong commitment to aviation and its role in building relationships across the globe that drive innovation, prosperity, and understanding.  ILFC currently owns a portfolio consisting of approximately 930 jet aircraft.

About AIG

American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries.  AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property casualty networks of any insurer.  In addition, AIG companies are leading providers of life insurance and retirement services in the United States.  AIG common stock is listed on the New York Stock Exchange, as well as the stock exchanges in Ireland and Tokyo.